SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
January 20, 2011

BIOPHARM ASIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-25487	88-0409159
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

New Agriculture Development Park
Daquan Village, Tonghua County, Jilin Province, P.R. China	134115
(Address of principal executive offices)	(Zip Code)

011-86-435-5211803
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

Resignation of Principal Accountant

1.   By letter dated January 20, 2011, BioPharm Asia, Inc. (the “Company”) advised Etania Audit PC (formerly known as Davis Accounting Group PC) that it had been terminated as the independent registered public accounting firm for the Company.  The Company initially engaged Davis Accounting Group P.C. on February 21, 2010.

2.    Etania Audit PC issued an audit report on the consolidated financial statements of the Company as at and for the years ended December 31, 2009 and 2008, which did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of the consolidated financial statements of the Company as at and for the years ended December 31, 2009 and 2008 and through the date of this Current Report: (i) there were no disagreements between the Company and Etania Audit PC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Etania Audit PC, would have caused Etania Audit PC  to make reference to the subject matter of the disagreement in its report on the Company's financial statements for such year or during the interim period through the date of this Report, and (ii) there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K

3.    The termination of Etania Audit PC was approved by the Board of Directors of the Company on January 6, 2011.

4.    The Company has provided Etania Audit PC a copy of the disclosures in this Form 8-K and has requested that Etania Audit PC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Etania Audit PC agrees with the Company's statements in this Item 4.01.  A copy of the letter to be furnished by Etania Audit PC in response to that request will be filed as an exhibit to this Form 8-K by an amendment to this Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

16.1	Letter from Etania Audit Group P.C. to the Commission*
___________
*To be filed by amendment

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2011

BIOPHARM ASIA, INC.

By:	/s/ Ruiying Dong
Ruiying Dong Chief Financial Officer